  As filed with the Securities and Exchange Commission on December 3, 1996
                                                SEC Registration No. ________

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           ------------------------

                            COLORADO MEDTECH, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

       Colorado                                                   84-0731006
-------------------------                                    -------------------
 (State or other juris-                                         (IRS Employer
diction of incorporation)                                    Identification No.)

                              6175 Longbow Drive
                            Boulder, Colorado 80301
                       -------------------------------
                       (Address of Principal Executive
                         Offices, including Zip Code)

                   COLORADO MEDTECH, INC. STOCK OPTION PLAN
          COLORADO MEDTECH, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
                             NON-STATUTORY OPTIONS
                               DIRECTOR WARRANTS
                     CONSULTANT OPTION AND COUNSEL WARRANT
                     -------------------------------------
                           (Full title of the plan)

                                Bruce L. Arfmann
                             COLORADO MEDTECH, INC.
                               6175 Longbow Drive
                             Boulder, Colorado 80301
                                  (303) 530-2660
               -------------------------------------------------
               (Name, address, including zip code, and telephone number, including area code of agent for service)

                                   Copies to
                                   ---------
                          Christopher M. Hazlitt, Esq.
                              Peter J. Jensen, Esq.
                         Chrisman, Bynum & Johnson, P.C.
                              1900 Fifteenth Street
                               Boulder, CO  80302
                                 (303) 546-1300

                           ------------------------

                         CALCULATION OF REGISTRATION FEE

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
                                    Proposed         Proposed maximum
                       Amount       maximum          aggregate          Amount of
Title of securities    to be        offering price   offering           registration
to be registered       registered   per share (1)    price (1)          fee
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Common Stock
(no par value)         3,134,440    $2.94            $9,215,254         $2,793
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

(1) Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) using the average of the high and low prices for the Registrant's Common Stock as quoted on the Nasdaq System on November 27, 1996.

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

This Registration Statement registers an aggregate amount of 3,134,440 shares of the no par value common stock ("Common Stock") of Colorado MEDtech, Inc. (the "Company"). The shares of Common Stock are offered as follows: (i) 2,000,000 shares pursuant to the Colorado MEDtech, Inc. Stock Option Plan (the "Option Plan"). The Option Plan was approved by the Board of Directors on June 25, 1992, and an increase in the number of shares of Common Stock available for grants under the Option Plan from 1,400,000 to 2,000,000 was approved by the Company's shareholders on November 22, 1996; (ii) 240,000 shares pursuant to the Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was approved by the Board of Directors on September 27, 1996 and was approved by the Company's shareholders on November 22, 1996; (iii) 424,440 shares pursuant to non-statutory options; (iv) 360,000 shares pursuant to warrants issued to directors of the Company; (v) 100,000 shares pursuant to a warrant issued to counsel to the Company; and (vi) 10,000 shares pursuant to a non-statutory stock option issued to a recruiting consultant to the Company.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this Registration Statement from the date of filing such documents:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) above; and

     (c) The description of the Common Stock which is contained in the Company's Registration Statement No. 2-83841-D filed under the Securities Act of 1933.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Colorado law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association or other entity. The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or, if such officer or director was not acting in an official capacity for the Company, he or she reasonably believed the conduct was not opposed to the best interests of the Company. Indemnification is mandatory if the officer or director was wholly successful, on the merits or otherwise, in defending such proceeding. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or of a committee of at least two disinterested directors, or by independent legal counsel or by the shareholders.

In addition, the Articles of Incorporation provide for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty as directors. The Colorado Act provides for the elimination of personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

ITEM 8. EXHIBITS.

Exhibit No.     Description of Exhibit
----------      ----------------------

   4.1 Form of certificate for shares of Common Stock (Incorporated by reference from the Registrant's Registration Statement on Form S-18 (No. 2-83841-D)).

   5.1          Opinion of Chrisman, Bynum & Johnson, P.C.

  23.1          Consent of Chrisman, Bynum & Johnson, P.C. (included in
                Exhibit 5.1).

  23.2          Consent of Arthur Andersen LLP.

  99.1          Colorado MEDtech, Inc. Stock Option Plan

  99.2          Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan

  99.3          Form of non-statutory options.

  99.4          Form of director warrants.

  99.5          Consultant option.

  99.6          Counsel warrant.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 25th day of November, 1996.

                                           COLORADO MEDTECH, INC.


                                           By: /s/ JOHN V. ATANASOFF II
                                               --------------------------------
                                               John V. Atanasoff II, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                           DATE
---------                      -----                           ----


/s/ JOHN V. ATANASOFF II       Chief Executive Officer,        November 25, 1996
------------------------       President and Director
John V. Atanasoff II           (Principal Executive Officer)


/s/ BRUCE L. ARFMANN           Chief Financial Officer,        November 25, 1996
------------------------       Secretary
Bruce L. Arfmann               (Principal Financial and
                               Accounting Officer)


                               Director
------------------------                                       November 25, 1996
Michael R. Barr


/s/ IRA M. LANGENTHAL          Director                        November 25, 1996
------------------------
Ira M. Langenthal


/s/ DEAN A. LEFFINGWELL        Director                        November 25, 1996
------------------------
Dean A. Leffingwell


/s/ CLIFFORD W. MEZEY          Director                        November 25, 1996
------------------------
Clifford W. Mezey


/s/ ROBERT L. SULLIVAN         Director                        November 25, 1996
------------------------
Robert L. Sullivan


/s/ JOHN E. WOLFE              Director                        November 25, 1996
------------------------
John E. Wolfe

                                EXHIBIT INDEX

                                                                      Sequential
                                                                         Page
Exhibit No.                 Description of Exhibit                      Number
----------                  ----------------------                    ----------

  4.1           Form of certificate for shares of Common Stock
                (Incorporated by reference from the Registrant's
                Registration Statement on Form S-18 (No. 2-83841-D)).

  5.1           Opinion of Chrisman, Bynum & Johnson, P.C.

 23.1           Consent of Chrisman, Bynum & Johnson, P.C. (included in
                Exhibit 5.1).

 23.2           Consent of Arthur Andersen LLP.

 99.1           Colorado MEDtech, Inc. Stock Option Plan

 99.2           Colorado MEDtech, Inc. 1996 Employee Stock Purchase Plan

 99.3           Form of non-statutory options.

 99.4           Form of director warrants.

 99.5           Consultant option.

 99.6           Counsel warrant.